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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CMAC Investment Corporation on Form S-8 of our report dated January 21, 1997, appearing in the Annual Report on Form 10-K of CMAC Investment Corporation for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
November 19, 1997